     As filed with the Securities and Exchange Commission on August 15, 2001
                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         ------------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            TRIKON TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

               California                                    95-045321
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                      Ringland Way, Newport, Gwent NP18 2TA
          (Address of Principal Executive Offices, Including Zip Code)

                Trikon Technologies, Inc. 1991 Stock Option Plan
                            (Full title of the plan)

                         ------------------------------

              Nigel Wheeler, President and Chief Executive Officer
                                  Ringland Way
                     Newport, Gwent NP18 2TA, United Kingdom
                     (Name and address of agent for service)

                               44 (0) 1633 414 000
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                             Stephen B. Selbst, Esq.
                             McDermott, Will & Emery
                              50 Rockefeller Plaza
                            New York, New York 10020
                                 (212) 547-5400

                         CALCULATION OF REGISTRATION FEE

----------------------------- ------------------------ -------------------------- -------------------------- -----------------------
 Title of securities to be         Amount to be             Proposed maximum           Proposed maximum             Amount of
        registered                 registered(1)        offering price per share   aggregate offering price     registration fee
----------------------------- ------------------------ -------------------------- -------------------------- -----------------------
Common Stock, no par value            12,000(2)                   $12.10                   $145,200.00                 $36.30
----------------------------- ------------------------ -------------------------- -------------------------- -----------------------
Common Stock, no par value            50,000(2)                   $11.50                   $575,000.00                $143.75
----------------------------- ------------------------ -------------------------- -------------------------- -----------------------
Common Stock, no par value            30,000(2)                   $9.4375                  $283,125.00                 $70.78
----------------------------- ------------------------ -------------------------- -------------------------- -----------------------
Common Stock, no par value             2,400(2)                   $14.8125                  $35,550.00                  $8.89
----------------------------- ------------------------ -------------------------- -------------------------- -----------------------
Common Stock, no par value            53,930(2)                   $14.125                  $761,761.25                $190.44
----------------------------- ------------------------ -------------------------- -------------------------- -----------------------
Common Stock, no par value         1,300,754                      $12.32(3)             $16,394,889.28              $4,098.72
----------------------------- ------------------------ -------------------------- -------------------------- -----------------------
Total                                                                                   $18,195,525.53              $4,548.88
----------------------------- ------------------------ -------------------------- -------------------------- -----------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares being registered shall be adjusted to include such additional indeterminate number of shares as may be issuable pursuant to the anti-dilution provisions of the Trikon Technologies, Inc. 1991 Stock Option Plan (the "Plan")

(2) Represents shares of Common Stock reserved for issuance pursuant to options previously granted under the Plan.

(3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to rules 457(C) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on August 10, 2001.


================================================================================

                                EXPLANATORY NOTE

         The 1,449,084 shares covered by this Registration Statement represent additional shares of the our common stock, no par value, that have been reserved for issuance from time to time under the Trikon Technologies, Inc. 1991 Stock Option Plan, as amended, as a result of amendments increasing the number of shares of common stock reserved for issuance thereunder to 2,250,000.

                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

         Pursuant to the General Instruction E to Form S-8, the contents of the our Registration Statement on Form S-8 (File No. 333-73445), filed with the SEC on March 5, 1999 are incorporated by reference into this Registration Statement.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superceded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supercedes such statement in such document. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

         Pursuant to General Instruction E to Form S-8, only the following exhibits are required.

                  5                 Opinion of McDermott, Will & Emery.

                  23.1              Consent of Ernst & Young

                  23.2              Consent of McDermott, Will & Emery (contained in Exhibit 5).

                  24                Power of Attorney (on signature page).

                  99                Trikon Technologies, Inc. 1991 Stock Option Plan, as amended.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport, Gwent, United Kingdom, on the 13th day of August, 2001.


                                                       TRIKON TECHNOLOGIES, INC.

                                                       By: /s/ Nigel Wheeler
                                                           ---------------------
                                                       Nigel Wheeler
                                                       Chairman of the Board and
                                                       Chief Executive Officer

                                Power of Attorney

         We, the undersigned officers and directors of Trikon Technologies, Inc. do hereby constitute and appoint Nigel Wheeler and William Chappell, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                                  Title                                            Date
          ---------                                  -----                                            ----

   /s/ Nigel Wheeler                  Chief Executive Officer, President and Chief               August 13, 2001
--------------------------------      Operating Officer and Director
         Nigel Wheeler                (Principal Executive Officer)


   /s/ William Chappell               Chief Financial Officer and Secretary                      August 13, 2001
--------------------------------      (Principal Financial and Accounting
       William Chappell               Officer)


   /s/ Christopher D. Dobson          Chairman of the Board and Director                         August 13, 2001
--------------------------------
     Christopher D. Dobson


   /s/ Richard M Conn                 Director                                                   August 13, 2001
--------------------------------
        Richard M. Conn


   /s/ Stephen N. Wertheimer          Director                                                   August 13, 2001
--------------------------------
     Stephen N. Wertheimer


   /s/ Robert R. Anderson             Director                                                   August 13, 2001
--------------------------------
      Robert R. Anderson